UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2010

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 5, 2010, DexCom issued a press release announcing its financial results for the quarter ended March 31, 2010 and certain other information. This press release has been furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.

The information in this Item 2.02, including Exhibit 99.01 hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Non-GAAP Financial Measures

DexCom has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net loss and basic and diluted loss per share, which excludes non-cash loss on the extinguishment of debt upon conversion of convertible notes and includes additional interest expense for coupon interest, debt discount accretion and debt issuance cost amortization relating to the entire $60 million of principal notes outstanding as if none of the notes were converted during the quarter. This non-GAAP information is provided to enhance the reader’s overall understanding of our current financial performance as compared to prior periods by presenting the current period net loss and net loss per share as if none of the notes were converted during the quarter. The presentation of this additional information should not be considered in isolation or as a substitute for results or superior to results prepared in accordance with accounting principles generally accepted in the United States.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

99.01	Press release dated May 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ STEVEN R. PACELLI
Steven R. Pacelli
Chief Administrative Officer

Date: May 5, 2010

Exhibit Index

Number	Description

99.01	Press release dated May 5, 2010.